Exhibit d(1)(o)

VALIC COMPANY I

AMENDED SCHEDULE A

to Investment Advisory Agreement

(Effective September 1, 2019)

COVERED FUNDS

Annual Fee computed at the following annual rate, based on average monthly net assets value and payable monthly:

Asset Allocation Fund	0.50% on the first $300 million
0.475% on the next $200 million 0.45% on assets over $500 million

Blue Chip Growth Fund	0.75% on the first $250 million
0.725% on the next $250 million 0.70% on assets over $500 million

Broad Cap Value Income Fund	0.70% on the first $250 million
0.65% on the next $250 million
0.60% on the next $500 million
0.55% on assets over $1 billion

Capital Conservation Fund	0.50% on the first $250 million
0.45% on the next $250 million
0.40% on the next $500 million
0.35% on assets over $1 billion

Core Equity Fund	0.80% on the first $250 million
0.75% on the next $250 million
0.70% on the next $500 million
0.65% on assets over $1 billion

Dividend Value Fund	0.75% on the first $250 million
0.72% on the next $250 million
0.67% on the next $500 million
0.62% on assets over $1 billion

Dynamic Allocation Fund	0.25% on the first $1 billion
0.22% on the next $1 billion 0.20% on assets over $2 billion

Emerging Economies Fund	0.81% on the first $250 million
0.76% on the next $250 million
0.71% on the next $500 million
0.66% on assets over $1 billion

Global Real Estate Fund	0.75% on the first $250 million
0.70% on the next $250 million 0.65% on assets over $500 million

Global Strategy Fund	0.50% on the first $500 million
0.46% on assets over $500 million

Government Money Market I Fund	0.40%

Government Securities Fund	0.50% on the first $250 million
0.45% on the next $250 million
0.40% on the next $500 million
0.35% on assets over $1 billion

Growth & Income Fund	0.75% on the first $500 million
0.725% on assets over $500 million

Growth Fund	0.73% on the first $500 million
0.67% on the next $500 million
0.64% on the next $500 million
0.61% on assets over $1.5 billion

Health Sciences Fund	1.00% on the first $500 million
0.95% on assets over $500 million

Inflation Protected Fund	0.50% on the first $250 million
0.45% on the next $250 million
0.40% on assets over $500 million

International Equities Index Fund	0.35% on the first $500 million
0.25% on the next $500 million 0.24% on assets over $1 billion

International Government Bond Fund	0.50% on the first $250 million
0.45% on the next $250 million
0.40% on the next $500 million
0.35% on assets over $1 billion

International Growth Fund	0.95% on the first $250 million
0.90% on the next $250 million
0.85% on the next $500 million
0.80% on assets over $1 billion

International Socially Responsible Fund	0.50% on the first $500 million
0.475% on the next $500 million 0.45% on assets over $1 billion

International Value Fund	0.73% on the first $250 million
0.68% on the next $250 million
0.63% on the next $500 million
0.58% on assets over $1 billion

Large Cap Core Fund	0.70% on the first $250 million
0.65% on the next $250 million
0.60% on the next $500 million
0.55% on assets over $1 billion

Large Capital Growth Fund	0.64% on the first $750 million 0.59% on assets over $750 million

Mid Cap Index Fund	0.35% on the first $500 million
0.25% on the next $2.5 billion
0.20% on the next $2 billion
0.15% on assets over $5 billion

Mid Cap Strategic Growth Fund	0.70% on the first $250 million
0.65% on the next $250 million
0.60% on assets over $500 million

Nasdaq-100® Index Fund	0.40% on the first $250 million
0.38% on the next $250 million 0.36% on assets over $500 million

Science & Technology Fund	0.90% on the first $500 million
0.85% on assets over $500 million

Small Cap Aggressive Growth Fund	0.85% on the first $250 million
0.75% on assets over $250 million

Small Cap Fund	0.90% on the first $250 million
0.85% on the next $250 million
0.80% on the next $500 million
0.75% on assets over $1 billion

Small Cap Index Fund	0.35% on the first $500 million
0.25% on the next $2.5 billion
0.20% on the next $2 billion
0.15% on assets over $5 billion

Small Cap Special Values Fund	0.75% on the first $500 million
0.70% on assets over $500 million

Small-Mid Growth Fund	0.85% on the first $250 million
0.75% on assets over $250 million

Stock Index Fund	0.35% on the first $500 million
0.25% on the next $2.5 billion
0.20% on the next $2 billion
0.15% on assets over $5 billion

Value Fund	0.78% on the first $250 million
0.73% on the next $250 million
0.68% on the next $500 million
0.63% on assets over $1 billion

THE VARIABLE ANNUITY LIFE	VALIC COMPANY I
INSURANCE COMPANY

By:/S/ Thomas M. Ward	By: /s/ John T. Genoy

Name: Thomas M. Ward	Name: John T. Genoy

Title: Vice President	Title: President